UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2018
Crystal Rock Holdings, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31797 (Commission File Number)	03-0366218 (IRS Employer Identification Number)

1050 Buckingham St., Watertown, CT 06795 (Address of principal executive offices) (Zip Code) 860-945-0661 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On February 12, 2018, Crystal Rock Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cott Corporation, a Canadian corporation (“Cott”), and CR Merger Sub, Inc., a wholly owned indirect subsidiary of Cott (“Purchaser”). Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), at a price per share of $0.97, net to the seller in cash, without interest (the “Offer Price”), and subject to deduction for any required withholding of taxes. Purchaser is obligated to commence the Offer as promptly as practicable, and in any event within 10 business days following the date of the Merger Agreement, and the Offer will remain open for 20 business days from the date of commencement of the Offer, subject to extension in accordance with the terms of the Merger Agreement.

The consummation of the Offer is subject to customary closing conditions, including, among other things, the valid tender of shares of Company Common Stock representing a majority of the total outstanding shares of Company Common Stock, calculated on a fully diluted basis, and other conditions to the Offer set forth in Annex I to the Merger Agreement. The consummation of the Offer is not subject to any financing condition.

Upon the completion of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as a wholly owned indirect subsidiary of Cott (the “Merger”). The Merger Agreement provides that the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected by Purchaser and the Company as soon as practicable following the consummation of the Offer without a stockholder meeting.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Company, Cott or Purchaser immediately prior to the Effective Time, or by stockholders who have validly exercised their appraisal rights under Delaware law, as more fully described below, will be canceled and converted into the right to receive an amount in cash equal to the Offer Price, payable to the holder thereof on the terms and subject to the conditions set forth in the Merger Agreement.

The Company, Cott and Purchaser have made customary representations, warranties and covenants in the Merger Agreement. The Company’s covenants include, among other things, covenants regarding the operation of the Company’s business prior to the Effective Time and covenants restricting the ability of the Company to solicit third-party proposals relating to alternative transactions or provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to permit the board of directors of the Company (the “Company Board”) to comply with its fiduciary duties. Notwithstanding the limitations applicable pursuant to the “no-shop” restrictions set forth in the Merger Agreement, prior to the consummation of the Offer, under specified circumstances the Company Board may change its recommendation in connection with an intervening event that was not known or reasonably foreseeable as of the date of the Merger Agreement, or in connection with an alternative proposal that does not result from breach of the “no-shop” restrictions and that the Company Board determines in good faith constitutes a superior proposal (in which latter case the Company may also terminate the Merger Agreement to enter into such superior proposal upon payment of the termination fee, as discussed below). Before the Company Board may change its recommendation in connection with a superior proposal, or terminate the Merger Agreement to accept a superior proposal, the Company must provide Cott with a five-business-day match right, subject to an additional three-business-day match right in the event of a material change to such superior proposal.

The Merger Agreement also includes customary termination provisions for both the Company and Cott and provides that, in connection with the termination of the Merger Agreement, under certain circumstances, the Company may be obligated to pay Cott a termination fee of $1.5 million, including due to termination of the Merger Agreement by the Company to accept a superior proposal.

Each party is required to use its reasonable best efforts to satisfy the closing conditions relating to required governmental or third-party consents.

In connection with the Company’s entry into the Merger Agreement, on February 12, 2018, stockholders of the Company holding 50.8% of the outstanding shares of Company Common Stock entered into a Tender and Support Agreement (the “Support Agreement”) with Purchaser and Cott, pursuant to which each stockholder signatory agreed to tender all shares of Company Common Stock owned by such stockholder in the Offer. The Support Agreement also places certain restrictions on the transfer of the shares of Company Common Stock held by the signatories and includes covenants as to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against taking specified actions that could adversely affect the consummation of the Merger.

The foregoing summary of the Merger Agreement, the Support Agreement, the Offer and the Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the Support Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and the terms of which are incorporated herein by reference.

The Merger Agreement has been attached hereto pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, Cott, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are made as of specific dates, subject to limitations agreed upon by the parties and qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, Cott, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

AS A RESULT OF THE FOREGOING, INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED NOT TO RELY ON THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN THE MERGER AGREEMENT, OR ON ANY DESCRIPTIONS THEREOF, AS ACCURATE CHARACTERIZATIONS OF THE STATE OF FACTS OR CONDITION OF THE COMPANY OR ANY OTHER PARTY.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and in the press release attached hereto may constitute “forward-looking statements.” Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the Offer and the proposed Merger; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Cott and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither the Company nor Cott undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by law.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: potential adverse reactions or changes to business relationships resulting from the announcement of the proposed acquisition of the Company; unexpected costs, charges or expenses resulting from the proposed acquisition of the Company; litigation or adverse judgments relating to the proposed acquisition of the Company; risks relating to the consummation of the proposed acquisition of the Company, including the risk that the closing conditions to the Offer or the proposed Merger will not be satisfied; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A—Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, which was filed with the SEC on January 24, 2018, as well as in subsequent reports on Form 8-K, and other filings made with the SEC by the Company and Cott.

Additional Information and Where to Find It

No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities. The Offer for the shares of Company Common Stock has not commenced. Cott intends to file a tender offer statement on Schedule TO with the SEC, and the Company intends to file a solicitation/recommendation statement on Schedule 14D-9, each with respect to the Offer described in this Current Report on Form 8-K and the exhibits attached hereto. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statements. The tender offer statement on Schedule TO (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 will contain important information, including the various terms of, and conditions to, the Offer, which should be read carefully by the Company’s stockholders before they make any decision with respect to the Offer. Such materials, when prepared and ready for release, will be made available to the Company’s stockholders at no expense to them. In addition, at such time, such materials (and all other offer documents filed with the SEC) will be available publicly at no charge on the SEC’s website at www.sec.gov, on the Company’s website at http://ir.crystalrock.com and on Cott’s website at http://www.cott.com/investor-relations, or upon request by writing to the Company at Crystal Rock Holdings, Inc., 1050 Buckingham Street, Watertown, Connecticut 06795, attention: David Jurasek, Chief Financial Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2018, in connection with the entry into the Merger Agreement, each of Peter Baker and John Baker (the “Executives”) entered into a Separation and General Release Agreement with the Company (the “Separation Agreements”). Pursuant to the Separation Agreements, the employment of each Executive with the Company will terminate immediately prior to the closing of the Merger, and the Company will provide each Executive with the compensation and benefits set forth in the Employment Agreement between the Company and each Executive dated November 1, 2016 (the “Employment Agreements”) for “Termination by Company Without Cause” pursuant to Section 2.2.5 of each Employment Agreement. Pursuant to the Separation Agreements, each Executive has agreed to release the Company and Purchaser from claims arising out of or in connection with the Executive’s employment with or termination from the Company. The Separation Agreements also amend the non-competition provisions of the Employment Agreements, such that, during the 12-month period immediately following the closing date of the Merger, each Executive will be subject to certain restrictive covenants regarding non-competition and non-solicitation with respect to the Company.

The description of the Separation Agreements contained herein is qualified in its entirety by reference to the full text of the Separation Agreements, which are attached hereto as Exhibits 10.1 and 10.2.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 11, 2018, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated By-laws to provide that the exclusive forum for

•	any derivative action or proceeding brought on behalf of the Company,
•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders,
•	any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, or the certificate of incorporation or by-laws of the Company,
•	any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or by-laws of the Company, or
•	any action asserting a claim governed by the internal affairs doctrine,

will be the Court of Chancery of the State of Delaware or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware.

A copy of the amendment to the Company’s Amended and Restated By-laws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On February 12, 2018, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement and Plan of Merger dated February 12, 2018, by and among Cott Corporation, CR Merger Sub, Inc. and Crystal Rock Holdings, Inc.

2.2	Tender and Support Agreement dated February 12, 2018, by and among Cott Corporation, CR Merger Sub, Inc. and certain stockholders of Crystal Rock Holdings, Inc.

3.1	Amendment to Amended and Restated By-laws of Crystal Rock Holdings, Inc.

10.1	Separation and General Release Agreement dated February 12, 2018, by and between Peter Baker and Crystal Rock Holdings, Inc.

10.2	Separation and General Release Agreement dated February 12, 2018, by and between John Baker and Crystal Rock Holdings, Inc.

99.1	Press release entitled “Crystal Rock Holdings, Inc. to be Acquired by Cott Corporation.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2018	CRYSTAL ROCK HOLDINGS, INC. By: /s/ David Jurasek David Jurasek Chief Financial Officer